Exhibit 10.4
CENTEX CORPORATION
COMPREHENSIVE MEDICAL PLAN
(As Amended and Restated Effective January 1, 2005)
Second Amendment
     Centex Corporation, a Nevada corporation, having established and maintaining the Centex Corporation Comprehensive Medical Plan, as amended and restated effective January 1, 2005 (as amended, the “Plan”), and having reserved the right under Section 8.2 thereof to amend the terms of the Plan in accordance with Section VII of the Centex Corporation Group Welfare Benefits Plan, does hereby amend the Plan, effective as of January 1, 2009, as follows:
     1. Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:
Consistent with the requirements of ERISA, participation in the Plan may be limited only to eligible Employees and their Dependents. The Company may from time to time establish eligibility requirements for such Employees and Dependents, as the Company may deem appropriate in its sole discretion, and such requirements shall be incorporated into the Plan’s Summary Plan Description.
2. Section 3.2 is hereby deleted in its entirety.
     Notwithstanding any language to the contrary in Section 8.3 of the Plan, the terms and conditions of the Plan shall remain in full force and effect, except as such terms and conditions are specifically amended above.
     With respect to any persons who, at December 31, 2008, were eligible for participation in the Plan under Section 3.2, but who would no longer be eligible under the Plan effective January 1, 2009 as a result of the amendments to the Plan made in this Amendment, such individuals shall continue to be eligible for health benefits under the Plan so long as they continue to meet the requirements of Section 3.2 (as in effect prior to this Amendment).

     IN WITNESS WHEREOF, Centex Corporation has caused this Plan to be amended by action of the Plan’s Plan Administrator as of October 8, 2008, but effective as herein provided.

/s/ Cyndie L. Ewert
Cyndie L. Ewert
(Director, Employee Services of Centex Corporation), Plan Administrator

ATTEST:
/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Secretary